Exhibit 3.17

State of Delaware Secretary of State Division of Corporations Delivered 03:57 PM 12/13/2007 FILED 03:57 PM 12/13/2007 SRV 071320750 - 4473897 FILE

QUEBECOR WORLD CAPITAL II LLC

CERTIFICATE OF FORMATION

IN THE STATE OF DELAWARE

The undersigned, in order to form a limited liability company under the Delaware Limited Liability Company Act, as amended, hereby certifies as follows:

Section I.               Name. The name of the limited liability company is Quebecor World Capital II LLC (the “Company”).

Section II.             Registered Office and Registered Agent. The address of the Company’s registered office in the State of Delaware is The Nemours Building, Suite 1410, 1007 Orange Street, Wilmington, County of New Castle, DE 19801. The name of the Company’s registered agent at such office is Delaware International Registry & Incorporation Services, LLC.

Section III.            Limitation of Liability of Members and Managers. The debts, obligations and liabilities of the Company, whether arising in tort, contract or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Manager of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or acting as a Manager of the Company. A Manager of the Company shall, to the maximum extent permitted by the laws of Delaware, have no personal liability to the Company or its Members for monetary damages for breach of fiduciary duty as a Manager, provided that this provision shall not eliminate or reduce the liability of a Manager in any case where such elimination or reduction is not permitted by law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Quebecor World Capital II LLC this 13th day of December, 2007.

Delaware International Registry &
Incorporation Services, LLC

BY:	/s/ C. Anthony Shippam
C. Anthony Shippam
President and CEO

State of Delaware Secretary of State Division of Corporations Delivered 06:33 PM 07/08/2009 FILED 06:09 PM 07/08/2009 SRV 090683653 - 4473897 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.                                      Name of Limited Liability Company: Quebecor World Capital II LLC

2.                                      The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the limited liability company is hereby changed to: Novink Capital II LLC.

The following provision is added: “IV: The limited liability company shall be prohibited from issuing nonvoting securities to the extent, and only to the extent, required by Section 1123 (a) (6) of the United States Bankruptcy Reform Act of 1978, as codified in Title II of the United States Code, II U.S.C. Section 101-1532, as in effect on the date hereof.”

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 7th day of July, AD. 2009.

By:	/s/ Joan Yori
Authorized Person(s)

Name:	Joan Yori
Print or Type
Secretary

State of Delaware Secretary of State Division of Corporations Delivered 06:48 PM 07/22/2009 FILED 06:48 PM 07/22/2009 SRV 090720344 - 4473897 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.                                      The name of the Limited Liability Company is Novink Capital II LLC.

2.                                      The Certificate of Formation. of the limited liability company is hereby amended as follows:

The name of the limited liability company is hereby changed to World Color Capital II, LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Novink Capital II LLC this 22 day of July, 2009.

By:	/s/ Marie E. Chlumecky
Name:	Marie E. Chlumecky
Title:	Authorized Person